Exhibit 99.1

Picard Medical / SynCardia Highlight Total Artificial Heart

on BTV Program Airing on FOX Business News

Segment showcases SynCardia Total Artificial Heart supporting patients with advanced heart failure and next-generation development programs

TUCSON, Ariz., March 13, 2026 — Picard Medical, Inc. (NYSE American: PMI) (the “Company”), parent company of SynCardia Systems LLC, maker of the world’s first total artificial heart approved by both the U.S. FDA and Health Canada, today announced that the SynCardia Total Artificial Heart (“STAH”) will be featured in an upcoming segment on BTV Business Television airing on the FOX Business News on Saturday, March 14 at 5:00 p.m. EST.

The segment will highlight the Company artificial heart technology designed to replace the pumping function of a failing human heart during the time that a patient awaits transplantation.

With more than 2,100 implants performed worldwide, the STAH remains the most widely used and extensively studied artificial heart technology globally. The device is considered a “total” replacement since it replaces both left and right ventricles and all four heart valves, restoring circulation in patients with severe biventricular heart failure who are at risk of imminent death without mechanical circulatory support.

The segment will also highlight the Company’s development of a next-generation, fully implantable artificial heart platform designed to improve patient mobility and quality of life by eliminating external pneumatic drivers.

“We believe raising awareness of advanced heart failure therapies is increasingly important as the number of patients in need of mechanical circulatory support continues to grow,” said Patrick N.J. Schnegelsberg, Chief Executive Officer of Picard Medical. “The SynCardia Total Artificial Heart has supported more than 2,100 patients worldwide by replacing the pumping function of a failing heart and providing critical time for patients awaiting transplantation. We are also advancing the next generation of artificial heart technology designed to further improve patient mobility and quality of life.”

BTV – Business Television is a long running investment focused television program that profiles emerging companies and technologies across a range of industries. The program airs across major financial networks and digital platforms and provides companies with exposure to retail and institutional investor audiences.

The Picard Medical segment will also be available via replay through BTV’s online distribution channels following the broadcast: http://www.b-tv.com/post/picard-medical-advancing-total-artificial-heart-technology-btv-feature.

About BTV – Business Television / BTV The Agency

For 28 years, BTV – Business Television has been on the air as the go-to half-hour investment show for savvy investors, delivering exclusive on-location interviews and actionable insights with emerging companies, industry leaders, and market experts. Hosted by Taylor Thoen and Jessica Katrichak, BTV provides investors with direct access to executive teams and compelling investment opportunities not found anywhere else. BTV The Agency is a capital markets–focused B2B TV production and digital marketing agency serving publicly traded and financial companies. Through strategic content creation and extensive distribution across top-tier networks including Bloomberg, CNBC, FOX Business News, and leading financial platforms, the agency helps companies reach investors, advisors, and institutions—building brand credibility and driving national retail and institutional investor awareness.

About Picard Medical and SynCardia

Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the circulatory functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the SynCardia Total Artificial Heart is the most widely used and extensively studied artificial heart in the world.

For additional information about Picard Medical, please visit www.picardmedical.com or review the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, http://www.sec.gov.

Contact:

Investors
Eric Ribner
Managing Director
LifeSci Advisors LLC
eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC
IR@picardmedical.com

General/Media
Brittany Lanza
blanza@syncardia.com